UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 275-0555

 (Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 29, 2015, SITO Mobile, Ltd. (the “Company”) filed a certificate of amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock. A copy of the Amendment is attached to this Current Report as Exhibit 3.1.

As previously disclosed on a Current Report on Form 8-K filed on February 9, 2015, on February 4, 2015, the stockholders of the Company approved the Amendment to effect a reverse split of the Company’s issued and outstanding common stock at a ratio of not less than 1-for-5 and not more than 1-for-10, at any time prior to February 4, 2016, with the Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board in its discretion

On June 29, 2015, the Board authorized a reverse stock split at a ratio of 1-for-10, which took effect on July 29, 2015. As a result of the reverse stock split, every 10 shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to a fractional share shall receive the next higher number of whole shares.

The par value and other terms of Company’s common stock were not affected by the reverse stock split.

Item 8.01      Other Events

On July 30, 2015, the Company issued a press release announcing the reverse stock split described above. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed July 29, 2015

Exhibit 99.1	Press Release dated July 30, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.

Date: July 31, 2015	By:	/s/ Jerry Hug
	Name:	Jerry Hug
	Title:	Chief Executive Officer and President

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